EX-99.CODE ETH

                          HILLIARD LYONS RESEARCH TRUST


                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS


I.      COVERED OFFICERS/PURPOSE OF THE CODE


This Hilliard Lyons Research Trust code of ethics (the "Code") for the Senbanc Fund (the "Fund") applies to the Fund's Chief Executive Officer and Chief Financial Officer (the "Covered Officers" each of whom are set forth in Exhibit
A) for the purpose of promoting:

    o   honest and ethical conduct,  including the ethical handling of actual or
        apparent   conflicts  of  interest  between  personal  and  professional relationships;


    o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;


    o   compliance with applicable governmental laws, rules and regulations;


    o   the  prompt  internal   reporting  of  violations  of  the  Code  to  an
        appropriate person or persons identified in the Code; and


    o   accountability for adherence to the Code.


Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST


OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment adviser's (and its affiliates') compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. The Code does not, and is not intended to, repeat or
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replace these  programs and  procedures,  and such conflicts fall outside of the parameters of the Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the Fund's service providers of which the Covered Officers are also officers or employees. As a result, the Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the respective service provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on such service provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and such service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

                                      * * *

Each Covered Officer must:

    o not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund.

    o not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; and

    o not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.


There are some conflict of interest situations that should be approved by the Fund's Audit Committe, if material. Examples of these include:

    o   service as a director on the board of any public or private company;

    o   receipt of any gifts in excess of $200.00;

    o the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is

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        business-related,  reasonable  in cost,  appropriate  as to time and place, and not so frequent as to raise any question of impropriety;

    o any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

    o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.


III.    DISCLOSURE AND COMPLIANCE


    o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

    o each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Trustees and auditor, and to government regulators and self-regulatory organizations;

    o each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the Fund's investment adviser, principal underwriter and administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

    o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.


IV.     REPORTING AND ACCOUNTABILITY

Each Covered Officer must:

    o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

    o annually affirm to the Board that he has complied with the requirements of the Code and report on the Covered Officer's affiliations and relationships;

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    o   not retaliate  against any other Covered  Officer or any employee of the
        Fund or their affiliated persons for reports of potential violations that are made in good faith; and

    o notify the Fund's Audit Committee promptly if he knows of any violation of the Code. Failure to do so is itself a violation of the Code.


The Fund's Audit Committee is responsible for applying the Code to specific situations in which questions are presented under it and has the authority to interpret the Code in any particular situation. However, the Audit Committee may consult with the Fund's counsel in applying and interpreting the code.

The Fund will follow these procedures in investigating and enforcing the Code:

    o   the  Fund's  Audit  Committee  will  take  all  appropriate   action  to
        investigate any potential violations reported to it;

    o if, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

    o if the Audit Committee believes that a violation has occurred, the Audit Committee will inform the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser, principal underwriter or administrator, as applicable, or the respective board; or a recommendation to dismiss the Covered Officer;

    o the Audit Committee will be responsible for granting waivers, as appropriate; and

    o any changes to or waivers of the Code will, to the extent required, be disclosed as provided by SEC rules.


V.      OTHER POLICIES AND PROCEDURES

The Code shall be the sole code of ethics  adopted by the Fund for  purposes  of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, principal underwriter, administrator or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Code, they are superseded by the Code to the extent that they overlap or conflict with the provisions of the Code. The Fund's, the investment adviser's and the principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and the more detailed policies and procedures of the Fund's adviser, principal underwriter and administrator are separate requirements applying to the Covered Officers and others, and are not part of the Code.


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VI.     AMENDMENTS

Any amendments to the Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.


VII.     CONFIDENTIALITY

All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the Board, the Fund's counsel, the Fund and the Fund's adviser, principal underwriter and administrator.

VIII.    INTERNAL USE


The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.







Date: November 4, 2003, as amended October 25, 2004



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                                    EXHIBIT A


James M. Rogers                         President and Chief Executive Officer
Joel L. Weiss                           Treasurer and Chief Financial Officer




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

                          HILLIARD LYONS RESEARCH TRUST


                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS


                                 INITIAL REPORT


                                DATED ___________
--------------------------------------------------------------------------------


1. I hereby acknowledge receipt of a copy of the Code of Ethics for Principal Executive and Financial Officers.


2. I have read and understand the Code of Ethics for Principal Executive and Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."




Date:    _________________                    Signature:        _____________

                                              Print Name:       _____________




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

                          HILLIARD LYONS RESEARCH TRUST


                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS


                                  ANNUAL REPORT


                               DATED ____________
--------------------------------------------------------------------------------

1. I have read and understand the Code of Ethics for Principal Executive and Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."

2. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics for Principal Executive and Financial Officers and I have reported all affiliations or other relationships related to conflicts of interest required to be reported pursuant to this Code.




Date:    August 17, 2005                      Signature:     /s/ James M. Rogers
     ----------------------                             ------------------------

                                              Print Name:    James M. Rogers
                                                          ----------------------


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

                          HILLIARD LYONS RESEARCH TRUST


                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS


                                  ANNUAL REPORT


                               DATED ____________
--------------------------------------------------------------------------------

3. I have read and understand the Code of Ethics for Principal Executive and Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."


4. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics for Principal Executive and Financial Officers and I have reported all affiliations or other relationships related to conflicts of interest required to be reported pursuant to this Code.




Date:    August 17, 2005                      Signature:        /s/ Joel Weiss
     ----------------------                             ----------------------

                                              Print Name:       Joel Weiss
                                                          --------------------



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